                                                                   EXHIBIT 10.57





                        LANDLORD: SSP ASSOCIATES, INC.

                                      And

                    TENANT: CONCENTRIC NETWORK CORPORATION

                           Dated: December 15, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                           Page
                                                           ----

SECTION 1    SCHEDULE.....................................   1

SECTION 2    GRANT AND TERM...............................   2

             2.1 Demised Premises.........................   2
             2.2 Term.....................................   3
             2.3 Renewal Term.............................   3

SECTION 3    CONSTRUCTION OF DEMISED PREMISES.............   3

             3.1 Construction.............................   3
             3.2 Delays...................................   3
             3.3 Completion Date..........................   4
             3.4 Settlement of Disputes...................   4

SECTION 4    POSSESSION AND COMMENCEMENT OF TERM..........   4

             4.1 Possession and Commencement of Lease Term   4
             4.2 Landlord Not Liable For Delays...........   5
             4.3 Memorandum...............................   5

SECTION 5    BASE RENT....................................   5

             5.1 Base Rent................................   5
             5.2 Renewal Base Rent........................   6
             5.3 Rent Net of All Expenses.................   7
             5.4 Delinquency Charge.......................   7
             5.5 Lease Year...............................   7
             5.6 Default Charge...........................   7

SECTION 6    UTILITIES....................................   8

SECTION 7    TAXES AND ASSESSMENTS........................   8

             7.1 Obligation...............................   8
             7.2 Definition...............................   8
             7.3 Payments.................................   8
             7.4 Escrow...................................   9
             7.5 Right to Contest Taxes...................   9
             7.6 Tenant's Taxes...........................  10
             7.7 Surplus Taxes............................  10

SECTION 8            USE OF DEMISED PREMISES.......................  10

                     8.1 Use of Demised Premises...................  10
                     8.2 Care of Demised Premises..................  10
                     8.3 Hazardous Substances......................  11
                     8.4 Obligation of Tenant......................  11

SECTION 9            INDEMNITY.....................................  11

                     9.1 Indemnity.................................  11
                     9.2 Liability Insurance.......................  12
                     9.3 Tenant's Contractor's Insurance...........  12
                     9.4 Delivery of Policy and Special Endorsement  12

SECTION 10           MAINTENANCE AND REPAIRS.......................  12

                     10.1 Maintenance And Repairs..................  12
                     10.2 Compliance With Laws.....................  13

SECTION 11           TENANT'S ALTERATIONS..........................  13

                     11.1 Alterations..............................  13
                     11.2 Construction Liens.......................  14

SECTION 12           PROPERTY INSURANCE, REBUILDING AND WAIVER
                     OF SUBROGATION................................  14

                     12.1 Property Insurance.......................  14
                     12.2 Rebuilding...............................  15
                     12.3 Tenant's Deposit for Rebuilding..........  16
                     12.4 Waiver of Subrogation....................  16

SECTION 13           EMINENT DOMAIN................................  16

                     13.1 Total Condemnation.......................  16
                     13.2 Partial Condemnation.....................  16
                     13.3 Landlord's and Tenant's Damages..........  17

SECTION 14           ACCESS TO PREMISES............................  17

SECTION 15           FIXTURES AND EQUIPMENT........................  18

SECTION 16           BANKRUPTCY AND INSOLVENCY OF TENANT...........  18

SECTION 17           RIGHT TO MORTGAGE.............................  19

SECTION 18          ASSIGNMENT, SUBLETTING AND TRANSFERS
                     BY TENANT................................  19

SECTION 19          SALE OR TRANSFER..........................  20

SECTION 20          DEFAULT, RE-ENTRY AND DAMAGES.............  20

                    20.1 Default..............................  20
                    20.2 Re-Entry and Damages.................  20
                    20.3 Waiver of Landlord's Liability.......  21
                    20.4 Landlord's Rights Cumulative.........  21
                    20.5 Waiver of Jury Trial and Counterclaim  21
                    20.6 Non-Liability........................  21

SECTION 21          LANDLORD'S RIGHT TO CURE DEFAULTS.........  22

SECTION 22          QUIET ENJOYMENT...........................  22

SECTION 23          HOLDING OVER..............................  22

SECTION 24          CUMULATIVE REMEDIES AND WAIVER............  22

                    24.1 Cumulative Remedies..................  22
                    24.2 Waiver...............................  23

SECTION 25          OPTION TO EXPAND BUILDING SPACE...........  23

SECTION 26          DEFINITION OF LANDLORD, LANDLORD'S
                     LIABILITY................................  23

SECTION 27          WASTE.....................................  24

SECTION 28          SIGNS.....................................  24

SECTION 29          SECURITY DEPOSIT..........................  24

SECTION 30          MISCELLANEOUS.............................  24

                    30.1 Condition of Demised Premises........  24
                    30.2 Lease Changes Required By Lender.....  25
                    30.3 Entire Agreement.....................  25
                    30.4 Modification.........................  25
                    30.5 Joint Venture, Mortgage..............  25
                    30.6 Notices..............................  25
                    30.7 Survival.............................  25

               30.8 Estoppel Certificate...........  26
               30.9 Gender.........................  26
               30.10 Captions and Section Numbers..  26
               30.11 Broker's Commission...........  26
               30.12 Recording.....................  26
               30.13 Execution of Lease............  26
               30.14 Construction..................  26
               30.15 Binding Effect................  27

                                     LEASE
                                     -----

                                   SECTION I

                                    SCHEDULE
                                    --------

LANDLORD:      NAME: SSP Associates, Inc.
               ADDRESS: 4509 Longmeadow Road, Saginaw, MI 48603

TENANT:        NAME: Concentric Network Corporation
               ADDRESS:
                Before Commencement Date:
                1400 Parkmoor Avenue
                San Jose, CA 95126
                Attn: Director of Administration

                After Commencement Date:
                1400 Parkmoor Avenue     and     The Premises
                                         ---
                San Jose, CA 95126               Attn: Facility Manager
                Attn: Director of Administration

DEMISED
PREMISES:      Land ("Site") as described in Exhibit A consisting of
               approximately 7.34 acres, and improvements to be constructed or installed thereon ("Project"), located at 1405 Tittabawassee, Carrollton Township, Saginaw County, Michigan, described as follows:

                    An office and computer facility consisting of approximately 40,000 square feet of office space, and including driveways, parking areas and related improvements.

PLANS: Plans and specifications ("Plans") for completion and construction of the Project, as approved and initialed by the parties, floor plan (Job No. 99-1334-60; 10/20/99) Sheet A1, Elevation (Job No. 99-1334-60; 11/8/99) Sheet A2, together with any subsequent plans and specifications approved in writing by the parties.

LEASE TERM:    12 years

RENEWAL TERM:  One 10-year term

COMMENCEMENT
DATE:          When built (Anticipated to be June 1, 2000)

TERMINATION
DATE:               May 30, 2012

ANNUAL BASE
RENT:               Lease Year               Annual Base Rent
                    ----------               ----------------

                    1 ($10.00 x sq. ft.)     $440,000.00
                    2 ($10.00 x sq. ft.)     $440,000.00
                    3-12 ($12.75 x sq. ft.)  $510,000.00

                    Renewal Term (13-22)     $CPI since 2000 with no one
                                              year exceeding 3.5% increase

MONTHLY
INSTALLMENT OF
BASE RENT:          Month of Lease Term       Monthly Installment of Base Rent
                    -------------------       --------------------------------

                         1-24                          $36,666.66
                         25-144                        $42,500.00

SECURITY
DEPOSIT:            None required at commencement

USE OF DEMISED
PREMISES:           Office/Computer Facility and other uses permitted under the
                    B-1 Zoning

DATED:              December 15, 1999

EXHIBITS
ATTACHED:           A - Legal Description of Demised Premises and Site Plan
                    B - Plans
                    C - Tenant Requirements


                                   SECTION 2

                                 GRANT AND TERM
                                 --------------

2.1  Demised Premises
     ----------------

     Landlord, in consideration of the rents to be paid and the covenants, promises and agreements to be performed by Tenant, does hereby lease to Tenant and Tenant hereby rents from Landlord, the Demised Premises described in
Section 1.

2.2  Term
     ----

     The term of this Lease shall be for the Lease Term stated in Section 1, commencing on the Commencement Date stated in Section 1 and expiring on the Termination Date stated in Section 1, unless delayed or sooner terminated as herein set forth.

2.3  Renewal Term
     ------------

     Tenant is granted an option to renew the term of the Lease for one 10-year term which shall be exercised, if at all, as follows:

     Not less than 270 days before the expiration of the Lease, Tenant will notify Landlord in writing of Tenant's election to renew the Lease for an additional term of ten years. The monthly rental charge is set out in
     Section 5.


                                   SECTION 3

                        CONSTRUCTION OF DEMISED PREMISES
                        --------------------------------

3.1  Construction
     ------------

     Landlord agrees, prior to the Commencement Date to construct and complete the Project on the Site, in accordance with the Plans as described in Section 1, at Landlord's sole cost and expense. Any changes made to the Plans, at the request of Tenant, after the date of this Lease, which are acceptable to Landlord in cost, character, nature and scope, shall be paid by Tenant to the extent they increase the cost to complete the Project; one-half of such amount at date of the request by Tenant and the balance to be paid on the Commencement Date. Minor changes from such plans and specifications, which may be necessary to accommodate construction and are reasonably approved by Tenant, shall not affect, change or invalidate this Lease. The Project shall be constructed in a good and workmanlike manner, free of all liens, and in accordance with the Plans and all laws, statutes, ordinances, building codes, rules and regulations of any federal, state or municipal body or other governmental agency having jurisdiction thereof then in effect. Landlord warrants against structural defects and further warrants that the entire Project will be free from defect in materials or workmanship for one year.

3.2  Delays
     ------

     Landlord's obligations under this section shall not require Landlord to incur overtime costs and expenses. In the event Landlord shall be delayed or hindered in the construction of the Project or prevented from completing such construction or prevented from delivering possession of the Demised Premises because of any strike, lockout, labor dispute, fire, damage or destruction or casualty, unavailability of material, weather, power failures, unavailability of utilities, restrictive governmental laws or regulations, riots, insurrection, war, or any other reason, beyond its control, then Landlord shall be excused for the period of delay and the Commencement Date shall be postponed for such period of delay until such time as the Demised Premises are ready for occupancy, but no such failure to give Tenant occupancy, shall extend the Termination Date.

3.3  Completion Date
     ---------------

     Subject to Section 3.2, the Project shall be substantially completed on or before the Commencement Date. Substantially completed shall mean the date upon which water, gas, electricity, sewer and other utilities at levels reasonably required for the permitted use are available, Landlord has substantially completed the Project (subject only to Punchlist Items or exterior seasonal projects (e.g., blacktopping, landscaping, etc.)) and Landlord delivers a Certificate of Occupancy which permits Tenant to occupy the Project and conduct its business.

3.4  Settlement of Disputes
     ----------------------

     If any disagreement or dispute may arise between Landlord and Tenant with reference to the work performed by Landlord with respect to the Exhibit B (Plans) or Exhibit C (Tenant Requirements), such shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing with the other party and with the American Arbitration Association and shall be made within a reasonable time after the dispute has arisen. The arbitrator's decision shall be final and binding upon Landlord and Tenant and a judgment for enforcement thereof shall be entered by a court in Saginaw County, Michigan. Landlord and Tenant shall agree that all arbitration hearings shall be held in Saginaw County, Michigan, and that any contractors, subcontractors, laborers, materialmen and other persons or entities having responsibility for the claim or dispute may be joined to the arbitration.


                                   SECTION 4

                      POSSESSION AND COMMENCEMENT OF TERM
                      -----------------------------------

4.1  Possession and Commencement of Lease Term
     -----------------------------------------

     Landlord shall deliver actual possession of the Demised Premises to Tenant on or before the completion date specified in Section 3.3, but if delivery is delayed by reason of Section 3.2 or by the Landlord for any reason whatsoever, the date upon which such possession is delivered shall constitute the "Commencement Date" in lieu of the date provided in Section 1; however, the Termination Date provided in Section I shall not change. Landlord shall, when construction progress so permits, notify Tenant of the anticipated completion date specified in Section 3.3. By occupying the Demised Premises, Tenant will be deemed to have accepted the Demised Premises and acknowledged that they are in substantially the condition required under this Lease; except for incidental items of uncompleted contract work that does not interfere with or diminish Tenant's use of the Project of which Tenant shall notify Landlord in a writing ("Punchlist") within six (6) months after the Commencement Date. Landlord shall diligently pursue completion of such items of uncompleted contract work set forth in the Punchlist. The Rent, as defined herein, due under this Lease and the term of this Lease shall commence on the Commencement Date. If permission is given to Tenant to occupy all or part of the Demised Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be governed by all terms and conditions of this Lease (other than the obligation to pay rent), and the Termination Date shall not be changed. Such early occupancy shall not interfere with Landlord's completion of the Project. Tenant and its contractors shall have the right to install equipment, trade fixtures, furnishings and decorations in the Demised Premises for a period of 30 days prior to the Commencement Date, provided such does not delay or interfere with Landlord's construction or delivery of possession and any such delay or interference shall not postpone the Commencement Date or the obligation to pay Rent.

4.2  Landlord Not Liable For Delays
     ------------------------------

     Under no circumstances shall Landlord be liable for any delays in the delivery of possession to Tenant on the Commencement Date.

4.3  Memorandum
     ----------

     Within 30 days after the delivery of possession to Tenant, Tenant shall join with Landlord in the execution of a written memorandum confirming the Commencement Date and Termination Date of the Lease Term. Tenant's failure to execute the Memorandum shall be a violation by Tenant under this Lease and Landlord's default under this Lease shall not relieve Tenant of the obligation to execute the Memorandum within such 30-day period.


                                   SECTION 5

                                   BASE RENT
                                   ---------

5.1  Base Rent
     ---------

     Tenant shall pay to Landlord the Annual Base Rent stated in Section 1, for the Demised Premises during the Lease Term. The Annual Base Rent shall be payable in monthly installments equal to the Monthly Installment of Base Rent stated in Section 1, paid in advance, on the first day of each and every calendar month during the Lease Term, without any set-off or deduction whatsoever (except as expressly set forth herein), at the office of Landlord stated in Section 1, or at such other place as Landlord may designate from time to time in writing. The first Monthly Installment of Base Rent shall be due and payable at the time of the execution of this Lease. If the Lease Term shall commence on a day other than the first day of a calendar month, or shall end on other than the last day of a calendar month, then the Monthly Installment of Base Rent due for such partial month shall be prorated.

5.2  Renewal Base Rent
     -----------------

          A. If Tenant elects to continue the Lease for an additional ten-year term, the Annual Base Rent for each year of the Renewal Term (ten years) shall be increased on June 1, 2012 ("Adjustment Date"), to an amount equal to the product obtained by multiplying Five Hundred Ten Thousand ($510,000.00) Dollars by the sum of each calendar year percent change (positive or negative) in the Consumer Price Index-Detroit All Items (1992-1984 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor during the lease term. For each year that the Consumer Price Index exceeds a percent change greater than 3.5% (positive or negative), the figure of 3.5% shall be used instead of the actual figure. In no event shall the Annual Base Rent as adjusted be less than the Annual Base Rent for the previous lease year. The Monthly Installment of Base Rent shall be increased on each Adjustment Date to an amount equal to one-twelfth (1/12) of the Annual Base Rent as increased on such Adjustment Date. References in this Lease to Annual Base Rent shall include adjustments thereto pursuant to this Section. An example of how the adjustment of Base Rent shall be calculated in the year 2012, shall be as follows:

          Assume the following annual percent increase in CPI Detroit All Items:

                 00    2.1%        06   3.0%
                 01    2.7%        07   2.8%
                 02    4.6%        08   2.3%
                 03    5.2%        09   2.0%
                 04    4.0%        10   2.1%
                 05    3.4%        11  -2.0%

          Sum total percent increase without adjustment for the lease
                                     ------------------
          term = 32.2%

          Sum total percent increase with adjustment (e.g., 3.5% cap)
                                     ---------------
          to use for ten-year Renewal Term = 28.9%

          $510,000.00 x 1.289 = $657,390.00 / 12 = $54,782.50 per month for each month often-year Renewal Term

          B. The Landlord shall, within a reasonable time after obtaining the appropriate data necessary for computing such increase, give Tenant written notice of any such increase, and Tenant shall commence paying the Monthly Installment of Base Rent as increased with the next Monthly Installment of Base Rent due hereunder. In the event the determination is made after the Adjustment Date, then Tenant shall pay the increase allocated for any prior periods with the next Monthly Installment of Base Rent payment or within thirty (30) business days after such notice of the increase, whichever occurs last.

          C. In the event the CPI Detroit (All Items) is discontinued and not replaced by a successor index by the Bureau of Labor Statistics, the adjustments to be made hereunder shall be made based upon such comparable statistics on the cost of living for the Detroit region which shall carry out the intent of this paragraph.

          D. In the event of any dispute between Landlord and Tenant with regard to such adjustment, such dispute shall be determined by arbitration under the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be final and binding upon the parties and a judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction thereof.

5.3  Rent Net of all Expenses
     ------------------------

     Landlord and Tenant intend that the Annual Base Rent due hereunder, together with any adjustments during the Lease Term shall be absolutely net of all operating costs, expenses, taxes (real and personal) and charges.

5.4  Additional Rent
     ---------------

     All amounts due from Tenant and payable to Landlord, excluding Annual Base Rent, including, without limitation, if applicable, taxes and assessments pursuant to Section 7 hereof and insurance premiums pursuant to Section 9 and 12 hereof, shall be deemed to be Additional Rent and upon Tenant's failure to pay any such amount, Landlord, in addition to any other remedies, shall have the same remedies provided for Tenant's failure to pay the Annual Base Rent (the Annual Base Rent, together with the Additional Rent, shall be collectively referred to as "Rent"). Tenant shall pay any and all sums of money or charges required to be paid by Tenant under this Lease promptly when the same are due, without any deductions or setoff whatsoever (except as expressly set forth herein).

5.5  Delinquency Charge
     ------------------

     If Tenant shall fail to pay all or any portion of a Monthly Installment of Base Rent, as and within five (5) days after the date the same is due, in addition to the Monthly Installment of Base Rent, Tenant shall pay a delinquency charge equal to 5 percent of the amount unpaid per month outstanding to reimburse the Landlord for the costs incurred as the result of such late payment. Such delinquency charge shall be paid with the next Monthly Installment of Base Rent.

5.6  Default Charge
     --------------

     If Tenant shall default in any payment or expenditure other than Annual Base Rent required to be paid or expended by Tenant under the terms hereof, then Landlord may, at its option, make such payment or expenditure in accordance with
Section 21. In such event, the amount thereof shall be due and payable as Additional Rent to Landlord by Tenant with the next Monthly Installment of Base Rent, together with interest thereon at a rate equal to the sum of the then prevailing "prime interest rate" (as hereinafter defined) plus 2% from the date of such payment or expenditure by Landlord until the date of the payment by Tenant, to cover Landlord's loss of the use of the funds and administrative costs resulting from Tenant's failure. Upon Tenant's failure to pay said Additional Rent together with interest, such interest shall continue for each month or portion thereof outstanding until the date of payment. The "prime interest rate" for purposes of this Lease shall mean the rate of interest announced by Wall Street Journal as the "prime interest rate". The "prime interest rate" shall be determined as of the date of Landlord's payment or expenditure. If the Wall Street Journal ceases to publish its "prime interest rate", the most comparable interest rate to that known as the "prime interest rate" shall be used.


                              SECTION 6

                              UTILITIES
                              ---------

     Tenant agrees to pay all charges made against the Demised Premises for gas, heat, water, air conditioning, electricity, sanitary and storm sewage disposition, telephone and all other utilities during the Lease Term as the same shall become due. Landlord shall not be liable to Tenant for the quality or quantity of any such utilities, or for any interruption in the supply of any such utilities.


                                   SECTION 7

                             TAXES AND ASSESSMENTS
                             ---------------------

7.1  Obligation
     ----------

     Tenant agrees to pay all Taxes, as defined in Section 7.2, on the Demised Premises for each lease year or partial lease years during the Lease Term. At the start of the Lease, taxes shall be prorated and treated as if paid in arrears with Landlord responsible for payment of taxes from January 1, 2000, to the Commencement Date. Thereafter, Tenant will be responsible for taxes each year including the year of termination. At termination, Tenant shall pay for taxes from January 1 through the date the premises have been turned over to Landlord.

7.2  Definition
     ----------

     "Taxes" shall be defined as: (a) all taxes (either real or personal), assessments (general or specific), all water and sewer charges, and all other governmental impositions, which may be levied during the Lease Term upon the land, buildings or improvements comprising the Demised Premises or any part thereof; (b) a tax or surcharge of any kind or nature upon, against or with respect to the parking areas or the number of parking spaces on the Demised Premises; and (c) all costs and expenses incurred by Landlord during negotiations for or contests of the amount of such taxes and assessments, without regard to the result, including, without limitation, actual attorneys' fees.

7.3  Payments
     --------

     Taxes on the Demised Premises levied or assessed for or during the Lease Term shall be paid before any penalty interest is imposed or within thirty (30) days of issuance of a tax bill to the

Tenant (whichever occurs later). In the event a refund of Taxes previously paid is obtained, Landlord shall credit the portion which relates to the Demised Premises to the next payment due under this Section or after the termination of the Lease, refund such amounts to Tenant. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Taxes assessed or levied against the property to which such bill or return relates.

7.4  Escrow
     ------

     If Tenant fails to pay taxes within applicable notice and cure periods on more than two occasions during the term of the Lease, Landlord may, at its option and upon written notice to Tenant, require that Taxes shall be paid to Landlord in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord; provided, that in the event Landlord is required under any mortgage covering the demised Premises, or any portion thereof, to escrow Real Estate Taxes, Landlord may, but shall not be obligated to, use the amount required to be so escrowed as a basis for its estimate of the monthly installments due from Tenant hereunder. If Landlord elects to require monthly installments, upon making such election, Tenant shall pay to Landlord an amount which, when added to the installment payments to be paid by Tenant, will be sufficient to provide Landlord with the amount required to pay the Taxes thirty (30) days before the Taxes are due. Subsequent to the end of each lease year or partial lease, Landlord shall furnish Tenant with a written statement of the actual amount of the Taxes on the Demised Premises. In the event no tax bill is available, Landlord will compute the amount of such tax. If the total amount paid by Tenant under this Section 7.4 for any lease year during the Lease Term shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next installment of taxes and assessments due from Tenant to Landlord hereunder or after the termination of the Lease, refund such amounts to Tenant. In the event a refund of Taxes previously paid is obtained, Landlord shall credit the portion which relates to the Demised Premises to the next installments due under this Section.

7.5  Right to Contest Taxes
     ----------------------

     In the event the amount of the Taxes are not contested by Landlord, then Tenant, upon written notice to Landlord, shall have the right to contest the amount of the Taxes at Tenant's sole cost and expense, by the appropriate proceedings diligently contest in good faith and shall immediately pay any increases in the Taxes or shall be given a credit against monthly installments thereof subsequently due (or, after the termination of the Lease, a refund) in the amount of any reductions in the Taxes. Notwithstanding such proceedings, Tenant shall promptly pay and discharge such Taxes and any penalties or interest assessed thereon, unless such proceedings and the posting of a bond or other security shall (a) operate to prevent or stay the collection of the Taxes and secure any accruing penalties or interest and (b) operate to cure Landlord's default in the payment of Taxes required under any mortgage upon the Demised Premises. Landlord agrees to join Tenant in such proceedings, if necessary, provided Tenant pays all costs and expenses incurred by Landlord, including actual attorneys' fees.

7.6  Tenant's Taxes
     --------------

     Tenant shall pay all real and personal property taxes levied or assessed against Tenant's property and improvements upon or affixed to the Demised Premises, including taxes attributable to all alterations, additions, or improvements made by Tenant.

7.7  Surplus Taxes
     -------------

     Landlord's obligation to refund overpayment of Taxes shall survive the termination of this Lease.


                                   SECTION 8

                            USE OF DEMISED PREMISES
                            -----------------------

8.1  Use of Demised Premises
     -----------------------

     Tenant may use and occupy the Demised Premises during the Lease Term only for the purpose stated in Section 1, and attendant office use and other legal, related uses and for no other purpose without the prior written consent of the Landlord. Tenant shall not use or permit any person to use the Demised Premises or any part thereof for any use or purpose other than the use stated in Section 1 or in violation of any law, statute, order, ordinance, code, rule or regulation of any federal, state or municipal body or other governmental agency or authority having jurisdiction thereof, including, without limitation, occupational safety and health requirements, community right-to-know requirements, requirements pertaining to the possession, generation, transportation, treatment and disposal of hazardous substances and hazardous wastes, or pollution standards or requirements ("Laws"), or any building and use restrictions ("Restrictions") affecting the Demised Premises, if any. Subjection to Section 10.2, Tenant shall comply with all such present and future Laws and Restrictions affecting the Demised Premises and the cleanliness, safety, occupation and use of the same, at Tenant's sole cost and expense. Tenant shall promptly notify Landlord of, and provide Landlord with copies of, all notices, requests, orders, complaints or other correspondence directed to Tenant from any federal, state or municipal body or governmental agency or authority pertaining to any actual or alleged violation of Laws or Restrictions.

8.2  Care of Demised Premises
     ------------------------

     Tenant shall keep the Demised Premises orderly, neat, safe and clean and free from rubbish and dirt at all times and shall store all inventory, supplies, trash and garbage within the building or approved containers on the Demised Premises. Tenant shall maintain the landscaping on the Demised Premises and keep the driveways and walkways within the Demised Premises free from snow and ice, and shall arrange for the regular removal of snow during the winter months at Tenant's expense and the pick up of trash and garbage at Tenant's expense. Tenant shall not burn any trash or garbage at any time in or about the Demised Premises. At the expiration of the term of this Lease, or the sooner termination thereof, Tenant shall surrender the Demised Premises in as good condition and repair as existed at the time Tenant took possession, reasonable wear and tear excepted.

8.3  Hazardous Substances
     --------------------

     Tenant and its agents, employees and contractors shall not generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process on or about the Demised Premises hazardous substances as defined in
Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. (S)9601(14), hazardous wastes as defined in
Section 1004(5) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)6903(5) and implementing regulations, hazardous wastes as defined in the Michigan Hazardous Waste Management Act, as amended, MCL (S)299.501 et seq,
                                                                        -- ---
or extremely hazardous substances as defined in the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. (S)11001 et seq. (hereinafter
                                                        -- ---
collectively referred to as "Hazardous Substances") without Landlord's prior written consent. Landlord hereby approves Tenant's use of diesel fuel for its generator if said use of diesel fuel is in compliance with Federal, State and local laws.

8.4  Obligation of Tenant
     --------------------

     The obligations and liabilities of Tenant and Landlord, under Sections 8.1
- 8.3, shall survive termination of this Lease.


                                   SECTION 9

                                   INDEMNITY
                                   ---------

9.1    Indemnity
       ---------

     Tenant shall defend, indemnify and hold harmless Landlord and Landlord's officers, directors, employees and agents, from and against any and all claims, suits, liabilities, damages, losses, costs or expenses, including, without limitation, reasonable legal, accounting, consulting, engineering and other expenses which may be imposed upon, incurred by, or asserted against Landlord or Landlord's officers, directors, employees or agents, for personal injuries, death or property damage, damage to natural resources or environmental contamination ("Damages") occurring or originating on or about the Demised Premises from and after the Commencement Date and during the Lease Term, to the extent due to the negligence or willful misconduct by Tenant or its agents, employees or contractors due to Tenant's violation of any law, order or regulation, or breach of Tenant's obligations or representations under the Lease. The indemnities provided herein shall include attorneys' fees incurred by Landlord or Landlord's officers, directors, employees and agents in connection with such Damages or to enforce the indemnity given hereunder.

9.2  Liability Insurance
     -------------------

     Tenant shall procure and keep in effect during the Lease Term, for the benefit of Landlord and any mortgagee of the Demised Premises, commercial general liability insurance, including blanket contractual coverage in the amount of One Million ($1,000,000.00) Dollars for personal injury or death resulting from one occurrence and the sum of Five Hundred Thousand ($500,000.00) Dollars for property damage resulting from any one occurrence. In addition, Tenant shall maintain excess insurance or "umbrella" coverage in the amount of Two Million ($2,000,000.00) Dollars. Such insurance policies shall name Landlord and any mortgagee of the Demised Premises (at Landlord's request) as additional insureds by specific endorsement.

9.3  Tenant's Contractor's Insurance
     -------------------------------

     Tenant shall require any contractor of Tenant performing work on the Demised Premises to take out and keep in force, at no expense to Landlord, (a) commercial general Liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection to the limit, for each occurrence, of not less than Two Million ($2,000,000.00) Dollars with respect to personal injury or death and Five Hundred Thousand ($500,000.00) Dollars with respect to property damage; and
(b) worker's compensation or similar insurance in form and amounts required by law. The liability insurance shall name Landlord and any mortgagee of the Demised Premises, or any portion thereof, as additional insureds by specific endorsement.

9.4  Delivery of Policy and Special Endorsement
     ------------------------------------------

     The insurance policies required by this Section 10 shall contain provisions or special endorsements satisfactory to Landlord and Landlord's mortgagee, if any, prohibiting cancellation, deletions or reductions in coverage either at the instance of Tenant or the insurance company issuing the policy, without at least 30 days prior written notice having been given to Landlord at the address stated above. Original Insurance Certificates including declaration page showing all coverages and amounts of coverage, together with receipts evidencing payment in full of the premiums thereon, shall be delivered promptly to Landlord and in no event less than 30 days prior to expiration of such insurance.


                                   SECTION 10

                            MAINTENANCE AND REPAIRS
                            -----------------------

10.1  Maintenance And Repairs
      -----------------------

     Tenant shall, at its sole cost and expense, during the Lease Term, maintain and repair and keep neat and in good appearance and condition the Demised Premises, including, but not limited to, the roof (e.g., removal of snow), exterior, interior, ceiling, electrical system, plumbing system,

H.V.A.C. system, storm sewers, sanitary sewers, water main, the driveways, walkways, parking area, lighting facilities, landscaping and land, which are part of the Demised Premises. The plumbing system, including the sewage facility, serving the Demised Premises shall not be used for any purpose other than for which it was constructed and Tenant shall not introduce any matter therein which results in blocking such system. Tenant shall, at its sole cost and expense, also repair or replace the driveways, walkways, parking areas, or landscaping on the Demised Premises. Tenant shall, at its sole cost and expense, contract with contractors acceptable to Landlord for the performance of all maintenance and repairs required of Tenant under this Lease. Tenant shall perform such maintenance and repair so as to maintain the Demised Premises in a first-class condition. The maintenance and repair obligations of Tenant hereunder arising during the term of the Lease, shall survive termination of this Lease. All warranties provided by the contractor will be assigned to Tenant for benefit of Tenant at commencement of the Lease.

10.2  Compliance With Laws
      --------------------

     During the term of this Lease, Tenant shall make any repairs, additions, modifications or alterations to the Demised Premises, regardless of the nature thereof, which are required by any Laws or Restrictions (as defined in Section 8.1) or required by the insurance carrier to maintain the insurance required under this Lease.


                                   SECTION 11

                              TENANT'S ALTERATIONS
                              --------------------

11.1  Alterations
      -----------

     Tenant shall not make any alterations, additions, modifications or improvements ("Alterations") to the Demised Premises without the prior written consent of Landlord. Landlord will not unreasonably withhold its consent with respect to Alterations. All Alterations made by either Landlord or Tenant to the Demised Premises shall become the property of Landlord, shall remain upon and be surrendered with the Demised Premises at the termination of this Lease, without molestation or injury; unless Landlord consents in writing to Tenant's removal of such alterations and Tenant repairs any damage or injury caused thereby in a good and workmanlike manner. Notwithstanding anything to the contrary herein, Landlord, at its option, may, at the time Landlord consents to an Alteration, require Tenant, at Tenant's sole cost and expense, to remove any Alterations made by Tenant during the Lease Term and to repair any damage or injury caused thereby in a good and workmanlike manner at the expiration of the Lease Term. All Alterations made by Tenant or the removal thereof shall be made free of all liens and encumbrances and in compliance with all Laws and Restrictions. Tenant hereby indemnities and holds Landlord harmless from and against any such liens, encumbrances and violations of Laws and Restrictions. The filing of any lien or encumbrance, or the violation of Laws or Restrictions, shall constitute a violation hereunder. The repair obligations of Tenant hereunder shall survive the termination of this Lease.

11.2  Construction Liens
      ------------------

      Tenant shall not permit any construction liens to be filed against the Demised Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or any part thereof through or under Tenant. If any such construction lien shall at any time be filed against the Demised Premises, Tenant shall cause the same to be discharged of record within 20 days after the date of filing the same. If Tenant shall fail to discharge such construction lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may,, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is, or may be, prescribed by law. Any amount paid by Landlord for any of the aforesaid purposes, and all actual legal and other expenses of Landlord, including actual counsel fees, in or about procuring the discharge of such lien, together with all necessary disbursements in connection therewith, and together with interest thereon at the rate of prime plus two (2%) percent per annum, but in no event higher than the legal limit, from the date of payment, shall be repaid by Tenant to Landlord on demand, and if unpaid may be treated as Additional Rent. Nothing herein contained shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any construction lien law.


                                  SECTION 12

                        PROPERTY INSURANCE, REBUILDING
                           AND WAIVER OF SUBROGATION
                           -------------------------

12.1  Property Insurance
      ------------------

          A. Tenant shall, during the Lease Term, carry at its expense insurance for the benefit of Landlord and any mortgagee of the Demised Premises, or a portion thereof, against fire, vandalism, malicious mischief and such other perils as are from time to time included in a policy of "all risk" insurance, insuring the Demised Premises in an amount equal to the full replacement and reconstruction cost and valued on a replacement cost basis of the building and improvements which are a part of the Demised Premises. If Tenant fails to maintain such insurance coverage, Landlord may, at its option, procure such insurance for the account of Tenant and the cost thereof shall be paid by Tenant to Landlord upon delivery to Tenant of bills therefor. The insurer or insurers shall be such as may from time to time be approved by Landlord. The policies of all such insurance and all renewals thereof, together with receipts evidencing payment in full of the premiums thereon, shall be delivered promptly to Landlord and in no event less than 30 days prior to the expiration of such insurance. The terms and conditions of all policies and endorsements thereto shall be in form and content satisfactory to Landlord. All of the required policies of insurance shall contain provisions satisfactory to Landlord prohibiting cancellation, deletions or reductions in coverage, either at the instance of the Tenant or of the insurance company issuing the policy, without at least 30 days prior written notice having been given to Landlord at the address of Landlord stated above, and shall name Landlord as a loss payee and any mortgagee of the Demised Premises as a loss payee under the standard mortgage loss payable endorsement. Tenant shall not, without the prior written consent of Landlord, cancel, alter, change, amend, modify, delete or reduce the coverage of any required policy of insurance which results in Tenant failing to have insurance coverage as required hereby. In the event of loss or damage, the proceeds of the insurance shall be paid to Landlord and such mortgagee alone. Landlord is authorized to adjust and compromise such loss without the consent of Tenant, to collect, receive and receipt for such proceeds in the name of Landlord and Tenant. The power granted hereby shall be deemed to be coupled with an interest and shall be irrevocable.

          B. Tenant shall, during the Lease Term, carry rental interruption insurance naming Landlord as the insured party, which insurance shall be carried in amounts equal to Tenant's Annual Base Rent for twelve (12) full months under this Lease plus the total of the estimated costs to Tenant of taxes, assessments, utilities, insurance premiums and common facilities maintenance costs for such 12-month period with proceeds payable to Landlord.

          C. Tenant shall, during the Lease Term, carry, at its expense, insurance against fire, vandalism, windstorm, explosion, smoke damage, malicious mischief, and such other perils as are from time to time included in an "all risk" policy of insurance, insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or within the Demised Premises, in an amount equal to not less than 80 percent of the actual replacement cost thereof and furnish Landlord with a certificate evidencing such coverage. If Tenant fails to maintain such insurance coverage, Landlord may, at its option, procure such insurance for the account of Tenant and the cost thereof shall be paid by Tenant to Landlord upon delivery to Tenant of bills therefor.

12.2  Rebuilding
      ----------

     In the event, during the Lease Term, the improvements on the Demised Premises are damaged or destroyed in whole or in part by fire or other casualty insured under the insurance carried by Tenant pursuant to Section 12., then Landlord shall, after the adjustment of the insurance loss, immediately commence and diligently pursue the restoration of such improvements to good and tenantable condition unless Landlord shall elect not to rebuild as hereinafter provided. If: (a) the insurance proceeds are insufficient to pay the full cost of the repairs (unless Tenant deposits sufficient funds with Landlord pursuant to Section 13.3 to pay the full cost of the repairs), (b) more than 35 percent of the improvements on the Demised Premises shall be destroyed by fire or other casualty, or (c) during the last 24 months of the Lease Term, more than 20 percent of the improvements on the Demised Premises shall be destroyed by fire or other casualty, Landlord may, at its option, terminate this Lease by notice in writing delivered to Tenant within 120 days after the occurrence of such fire or other casualty or repair to the improvements on the Demised Premises. If Landlord is obligated, or elects, to perform such repairs, the improvements on the Demised Premises are partially or totally untenable, then the Rent shall be proportionately reduced during the period of rebuilding, based upon the extent to which Tenant's use of the Demised Premises is diminished. During such time period, Tenant shall have in effect renter's insurance which pays to Landlord an amount equal to the monthly rental payment as set forth in Section 12.1 (b) of this Lease.

12.3  Tenant's Deposit for Rebuilding
      -------------------------------

      If the insurance proceeds available for rebuilding are insufficient to cover the cost of repair or restoration of the Demised Premises as required hereunder, Tenant, so long as Tenant is not in default, may elect to deposit with Landlord an amount which in combination with the insurance proceeds shall be sufficient for such repairs or restorations. In the event Tenant elects not to deposit such funds, then Landlord shall be relieved of any obligation to repair or restore the Demised Premises.

12.4  Waiver of Subrogation
      ---------------------

      Any insurance policy carried by Landlord or Tenant or any policy covering both the interest of Landlord or Tenant under this Section 12 shall include a provision under which the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policy. Landlord or Tenant hereby release and discharge each other from any liability whatsoever arising from any loss, damage or injury caused by fire or other casualty to the extent of the paid insurance proceeds coverting such loss, damage or injury.


                                  SECTION 13

                                EMINENT DOMAIN
                                --------------

13.1  Total Condemnation
      ------------------

      If the whole of the Demised Premises shall be taken by any condemning authority under the power of eminent domain, then the term of this Lease shall cease as of the date actual physical possession of the Demised Premises is transferred to such condemning authority and the Rent shall be paid up to that day with a proportionate refund by Landlord of such Rent as may have been paid in advance for a period subsequent to the date of the transfer of actual physical possession.

13.2  Partial Condemnation
      --------------------

     If only a part of the Demised Premises shall be taken by any condemning authority under the power of eminent domain, then, except as otherwise provided in this Section, this Lease and the term shall continue in full force and effect and there shall be no reduction in the Rent. From and after the date actual physical possession of a portion of the building or parking area on the Demised Premises is transferred to such condemning authority, the Rent shall be reduced based on the extent to which Tenant's use of the Demised Premises is diminished. If (a) more than 20 percent of the floor area of all buildings on the Demised Premises shall be taken under eminent domain, or (b) more than 20 percent of the parking spaces on the Demised Premises shall be taken under eminent domain and Landlord is unable to provide parking spaces on land immediately contiguous to the Demised Premises equal to one-half of the number of parking spaces taken, Tenant shall have the right to terminate this Lease and declare the same null and void, by written notice of such intention to the other party within 30 days after the date the order is entered in such eminent domain proceeding establishing the date upon which actual physical possession shall be transferred to the condemning authority. In the event Tenant does not exercise said right of termination, the Lease Term shall cease only on the part of the Demised Premises so taken as of the date actual physical possession is transferred to the condemning authority and Tenant shall pay Annual Base Rent and Additional Rent up to that day, with appropriate refund by Landlord of such Rent as may have been paid in advance for a period subsequent to the date actual physical possession is transferred, and thereafter all the terms herein provided shall continue in effect, except that the Rent shall be reduced in the proportion stated above and Landlord shall, at its own cost and expense, make all the necessary repairs or alterations to the remaining Demised Premises so as to cause it to be a complete architectural unit.

13.3  Landlord's and Tenant's Damages
      -------------------------------

      All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Demised Premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Demised Premises; provided, however, that Landlord shall not be entitled to the award made for depreciation to, and cost of removal of, Tenant's stock and fixtures, Tenant's relocation costs, lost goodwill, the unamortized value of improvements paid for by Tenant and any "bonus value" under the Lease.


                                  SECTION 14

                              ACCESS TO PREMISES
                              ------------------

      Landlord or Landlord's agent shall have the right to enter the Demised Premises at all reasonable times to inspect or examine the same, and to show them to prospective purchasers or mortgagees of the Demised Premises and to make such tests, repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Demised Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the Annual Base Rent and Additional Rent shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of the business of Tenant, or otherwise. During the six months prior to the expiration of the Lease Term or any renewal term, Landlord may exhibit the Demised Premises to prospective lessees and place upon the Demised Premises the usual notices of "For Sale", "For Lease" or "For Rent" signs advertising the space which will be available three (3) months prior to vacancy.

                                  SECTION 15

                            FIXTURES AND EQUIPMENT
                            ----------------------

      Subject to Section 11.1, all fixtures and equipment installed by Tenant during the term of this Lease which are incorporated and affixed to the buildings or improvements and cannot be removed without substantial damage or injury to the buildings or improvements shall not be removed without Landlord's consent, and all fixtures and equipment not removed shall remain the property of Landlord at the termination of the Lease Term. In the event Landlord consents to such removal, Tenant shall remove such fixtures in accordance with all applicable Laws and Restrictions and shall repair any such damage or injury in a good and workmanlike manner.


                                  SECTION 16

                      BANKRUPTCY AND INSOLVENCY OF TENANT
                      -----------------------------------

      If the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be declared bankrupt or insolvent, according to law, or if any receiver be appointed for the business and property of Tenant or if any assignment shall be made of Tenant's property for the benefit of creditors (and as to such matters involuntarily taken against Tenant, Tenant, has not within 60 days thereof obtained release or discharge therefrom), then this Lease may be cancelled at the option of Landlord. If, as a matter of law, Landlord has no right upon the bankruptcy of Tenant, to terminate this Lease, then the rights of Tenant, as debtor, or its trustee, shall be deemed abandoned or rejected unless Tenant, as debtor or its trustee, (a) within 60 days after the date of the Order for Relief under Chapter 7 of the Bankruptcy Code or 60 days after the date the Petition is filed under Chapter 11 of the Bankruptcy Code assumes in writing the obligations under this Lease (b) cures or adequately assures the cure of all defaults existing under this Lease on Tenant's part within 60 days and (c) furnishes adequate assurances of future performance of the obligations of Tenant under this Lease within such 60 days. Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the costs of such cure. Adequate assurance of future performance of the Tenant's obligations under this Lease means increasing any existing security deposit or creating a security deposit in an amount equal to three Monthly Installments of Base Rent.

      Tenant shall not be permitted to assume and assign this Lease in connection with any bankruptcy or insolvency proceedings without full and complete compliance with the following provisions: (a) Landlord is provided with the following information regarding the party desiring to assume the Lease ("Assumptor") which Landlord in its reasonable discretion deems sufficient (1) organizational information regarding the Assumptor (2) audited financial statements for the three most recent fiscal years, and (3) such other information as Landlord deems appropriate, (b) Landlord determines that the use of the Demised Premises by the intended Assignee is compatible with the character of the Building, (c) all existing defaults under this Lease are cured at least ten days prior to any hearings in connection with Tenant's request to assume and assign the Lease, (d) the Assumptor at any such hearing provides adequate assurance of its future performance of the

Lease as determined by Landlord in its reasonable discretion, which adequately assurance shall include at least the following: (1) posting of security deposit equal to three Monthly Installments of Base Rent, if such was not already posted by Tenant, (2) establishing with Landlord an escrow for the full cost of all real estate taxes, insurance, and common area maintenance charges as required under the Lease for the next 12 months of the Lease and thereafter on an annual basis in advance, and (3) the Assumptor executes a written agreement assuming the Lease and such Lease amendments as are necessary, which agreements and amendments are satisfactory to Landlord in its reasonable discretion.


                                  SECTION 17

                               RIGHT TO MORTGAGE
                               -----------------

      Landlord reserves the absolute right to subject and subordinate this Lease, at all times, to the lien of any mortgage or mortgages now or hereafter placed upon the Demised Premises; provided Tenant's right of possession will not disturbed by the mortgagee of any mortgage upon the Demised Premises in connection with any mortgage foreclosure proceedings so long as Tenant is in not default hereunder. In the event Landlord exercises its right hereunder, Tenant hereby agrees to execute and deliver, or join in the execution and delivery of an agreement which shall provide, among other things, (a) that this Lease is subordinate to the lien of any mortgage or mortgages upon the Demised Premises,
(b) that the Tenant's right of possession will not be disturbed by the mortgagee in connection with any mortgage foreclosure proceedings, so long as Tenant is not in default, and (c) that the Tenant shall attorn to any foreclosing mortgagee or purchaser at the foreclosure sale.


                                  SECTION 18

                ASSIGNMENT, SUBLETTING AND TRANSFERS BY TENANT
                ----------------------------------------------

      Tenant shall not sell, assign, sublet, hypothecate, encumber, mortgage or in any manner transfer this Lease or any estate or interest therein (including any transfer by operation of law or otherwise), the Demised Premises or any part thereof or permit the use of the Demised Premises by any Third Party (collectively "Transfer") without the prior written consent of the Landlord which shall not be reasonably withheld.

      The acceptance of Rent or Additional Rent from an assignee, subtenant or occupant shall not constitute a release of Tenant from the obligations and covenants in this Lease. Tenant shall remain liable under this Lease until Landlord executes and delivers a written release of such liability. Landlord's consent hereunder shall not be unreasonably withheld. In the event of a Transfer by Tenant, with or without Landlord's consent, then fifty (50%) per cent of all Rent, sums of money or other economic considerations owed to or received by Tenant, which exceed, in the aggregate, the total sums of Rent, Additional Rent or otherwise which Tenant is obligated to pay Landlord under this Lease, after first deducting therefrom Tenant's actual costs to effect the transfer, shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any obligations of Tenant hereunder.


                                  SECTION 19

                               SALE OR TRANSFER
                               ----------------

     Landlord shall have the right to sell, transfer or assign the Demised Premise ("Conveyance"). In the event of Conveyance, Tenant shall attorn to the purchaser, transferee or assignee ("Transferee") and recognize such Transferee as Landlord under this Lease and Landlord shall be relieved from all subsequent obligations and liabilities under this Lease, provided such obligations are assumed in writing by such Transferee and a copy thereof is provided to Tenant.


                                  SECTION 20

                         DEFAULT. RE-ENTRY AND DAMAGES
                         -----------------------------

20.1  Default
      -------

      The following shall constitute a default under this Lease: (a) Failure to pay when due any Annual Base Rent or Additional Rent due hereunder on the day the same shall be due and such failure remains uncured for five (5) days following written notice; (b) Failure to perform any of the terms and conditions under this Lease, other than the payment of Annual Base Rent or Additional Rent, and such failure remains uncured for thirty (30) days following written notice or such longer period as may be reasonably required to effect such cure provided Tenant diligently pursues such cure; (c) Landlord has elected to cure Tenant's default under Section 21 and Tenant has failed to pay Landlord the cost and expenses incurred to cure such default within 15 days after demand; or (d) an event of bankruptcy or insolvency in violation of Section 16 has occurred;

20.2  Re-Entry and Damages
      --------------------

      In the event of Tenant's default, Landlord shall, in addition to all of its other remedies under this Lease, or permitted in law or equity, have the right to re-enter the Demised Premises, with process of law, to remove all persons and property therefrom. Upon such default, Landlord, at its option, may terminate this Lease, or without terminating this Lease, relet the Premises or any part thereof on such reasonable terms and reasonable conditions.

      No re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless written notice of such intention is given to Tenant. It is understood between the parties that the Tenant shall not be liable for any damages caused by a third-party entering into a Lease with Landlord in replacement of Tenant. At all times herein, Landlord shall have the duty to mitigate damages.

      In the event Landlord elects to terminate this Lease, then Landlord shall have the right to accelerate all of the Annual Base Rent and Additional Rent due hereunder for the balance of the term of this Lease and Tenant shall forthwith pay to Landlord upon demand, as liquidated damages, the deficiency between the present value of the amount of said accelerated rent and the proceeds of reletting, if any, for what would have otherwise constituted the balance of the Lease Term or the reasonable rental value of the Demised Premises for such balance of the Lease Term if the Demised Premises are not relet by Landlord within 30 days following Tenant's default. Upon acceleration, for the purpose of determining the Additional Rent for the remainder of the Lease Term, the Additional Rent paid during the 12 months immediately preceding the date of acceleration shall be assumed to be the amount of Additional Rent which Tenant would have paid during the remainder of the Lease Term. In computing such liquidated damages there shall be added to such deficiency any expenses incurred in connection with obtaining possession of the Demised Premises and reletting the Demised Premises (to the extent allocable to the remainder of the term), whether such reletting is successful or not, which expenses include, but are not limited to, actual attorney fees, brokerage fees and expenses, advertising expenses, reasonable alterations and repairs to the Demised Premises, and inspection fees.

20.3  Waiver of Landlord's Liability
      ------------------------------

      Whether or not Landlord terminates the Lease because of Tenant's default, Landlord shall have no liability or responsibility in any way whatsoever for its failure to relet the Demised Premises or, in the event of reletting, for failure to collect the Rent under such reletting. The failure of Landlord to relet the Demised Premises or any part thereof shall not release or affect Tenant's liability for Rent or damages.

20.4  Landlord's Rights Cumulative
      ----------------------------

      All the rights and remedies of Landlord hereunder shall be cumulative and in addition to all other rights and remedies allowed by law or equity and may be exercised separately or jointly without constituting an election of remedies.

20.5  Waiver of Jury Trial and Counterclaim
      -------------------------------------

      (Deleted upon agreement of parties.)

20.6  Non-Liability
      -------------

      Subject to Sections 9.1 and 9.3, Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the Demised Premises from any cause whatsoever, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.

                                  SECTION 21

                            RIGHT TO CURE DEFAULTS
                            ----------------------

      If Tenant defaults in the performance of any provision of this Lease, Landlord shall have the right (but not the obligation) in addition to any and other rights and remedies in the event of default, to cure such default for the account of Tenant, without prior notice to Tenant, and Tenant shall upon receipt of notice thereof and demand for payment from Landlord pay any payment or expenditure made by Landlord with the next Monthly Installment of Base Rent, together with interest at the "prime interest rate" as defined in Section 5.6 plus 2%.


                                  SECTION 22

                                QUIET ENJOYMENT
                                ---------------

      Landlord covenants that so long as Tenant is not in default the terms and conditions of this Lease, Tenant may peacefully and quietly hold and enjoy the Demised Premises for the Lease term without interference by Landlord or any person claiming by, through or under Landlord.


                                  SECTION 23

                                 HOLDING OVER
                                 ------------

      In the event of Tenant holding over after the expiration of the Term of this Lease, then the tenancy shall continue from month-to-month in the absence of a written agreement to the contrary, subject to all the terms and provisions hereof, except the Monthly Installment of Base Rent shall be equal to one hundred twenty-five (125%) percent of the Monthly Installment of Base Rent, due in the last full month of the lease Term.


                                  SECTION 24

                        CUMULATIVE REMEDIES AND WAIVER

24.1  Cumulative Remedies
      -------------------

      Each and every right, remedy and benefit provided by this Lease to Landlord shall be cumulative and shall not be exclusive of any other right, remedy or benefit allowed by law. These remedies may be exercised jointly or severally without constituting an election of remedies.

24.2  Waiver
      ------

      One or more waivers by Landlord of any term and condition hereunder or default by Tenant hereunder shall not be construed as a waiver of such term and condition or default in the future or any subsequent default for the same cause. Any consent or approval given by Landlord requiring such consent or approval shall not constitute consent or approval to any subsequent similar act by Tenant.

      No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Installment of Base Rent shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.


                                  SECTION 25

                        OPTION TO EXPAND BUILDING SPACE
                        -------------------------------

      In the event the parties desire to expand the building space, the parties shall amend this lease agreement to provide for such expansion.


                                  SECTION 26

                                 DEFINITION OF
                                 -------------
                              LANDLORD'S LIABILITY
                              --------------------

      The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers of the title to such fee (and the written assumption by such transferee of Landlord's obligations hereunder) Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal Liability as respects to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer in which Tenant has an interest, shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease, shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

     If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be limited to Landlord's interest in the Project, including any sale, insurance or condemnation proceeds thereof, and Landlord shall not be liable for any deficiency.


                                  SECTION 27

                                     WASTE
                                     -----

     Tenant and its employees and agents shall not commit any waste upon the Demised Premises.


                                  SECTION 28

                                     SIGNS
                                     -----

     Tenant will not place or cause to be placed or maintained any sign or advertising matter of any kind anywhere on the Demised Premises, except as agreed upon by both parties. Tenant further agrees to maintain in good condition and repair at all times any such sign or advertising matter of any kind which has been approved by Landlord for use by Tenant.


                                  SECTION 29

                               SECURITY DEPOSIT
                               ----------------

     The Landlord herewith acknowledges that no Security Deposit is needed. However, if Tenant is more than five (5) days late with rent payments on three or more occasions during a calendar year, then Landlord may elect to require Tenant to provide a security deposit equal to one month's rent. Said Security Deposit shall be paid at the time of the next rent payment.


                                  SECTION 30

                                 MISCELLANEOUS
                                 -------------

30.1  Condition of Demised Premises
      -----------------------------

     Tenant is fully familiar with the proposed plans and the intended physical conditions of the Demised Premises and except as expressly set forth herein, Landlord has made no representations of whatever nature in connection with the condition of the Demised Premises.

30.2  Lease Changes Required By Lender
      --------------------------------

     (This section is blank by agreement of the parties)

30.3  Entire Agreement
      ----------------

     This Lease and exhibits attached hereto and forming a part hereof, set forth all of the covenants, agreements, stipulations, promises, conditions, understandings and representations, hereinafter collectively "Representations" between Landlord and Tenant concerning the Demised Premises and the buildings and improvements to be constructed thereon. Landlord and Tenant agree that there are no Representations other than set forth herein and agree to make no claims against each other based upon Representations not set forth herein.

30.4  Modification
      ------------

     This Lease shall not be modified or amended unless by a writing signed by Landlord and Tenant.

30.5  Joint Venture, Mortgage
      -----------------------

     Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating relationship of mortgagor and mortgagee, principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither this method of computation of Rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of lessor and lessee.

30.6  Notices
      -------

     Except as specifically provided otherwise in this Lease, any notices or demands required under this Lease shall be given in writing and either delivered personally or sent by certified mail, return receipt requested, postage prepaid and addressed to the address of Landlord or Tenant as set forth in Section 1 hereof or such other address as Landlord or Tenant shall designate from time to time by written notice to the other and shall be deemed received three days after being deposited in the mail or upon personal hand-delivery.

30.7  Survival
      --------

     Any obligation of Tenant under this Lease which is not performed in full prior to the termination of this Lease shall survive the termination of this Lease and continue in full force and effect until performed in full.

30.8  Estoppel Certificate
      --------------------

     Upon request by Landlord, Tenant shall, from time to time, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is in full force and effect and unmodified (or if modified specifying the nature of the modification), the dates to which Rent and other charges have been paid, that Landlord is not in default hereunder (or if in default, specifying the nature of any default) and such other matters pertaining to the Lease and Tenant's occupancy of the Demised Premises as Landlord may reasonably request. It is understood that such statement may be relied upon by Landlord, a prospective purchaser, mortgagee or assignee of any mortgagee of Landlord's interest in the Demised Premises or this Lease.

30.9  Gender
      ------

     Whenever the singular is used herein, the same shall include the plural and the masculine, feminine and neuter genders.

30.10 Captions and Section Numbers
      ----------------------------

     The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

30.11 Broker's Commission
      -------------------

     A real estate commission is owed to Spallino Reid, Corporate Real Estate Services and The Miller Group payable by the Landlord. Tenant shall have no liability for payment of any broker commissions..

30.12 Recording
      ---------

     Landlord and Tenant shall record a memorandum of this Lease promptly on Lease execution.

30.13 Execution of Lease
      ------------------

     The submission of this Lease for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

30.14 Construction
      ------------

     This Lease shall be construed and enforced in accordance with the laws of the State of Michigan. If any provision of this Lease, or the application thereof to any person or circumstances, shall, to any extent be invalid or unenforceable, the remaining provisions of this Lease shall not be affected thereby and shall be valid and enforceable.

30.15  Binding Effect
       --------------


     This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, assigns and permitted transferees..

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

IN THE PRESENCE OF:               LANDLORD:  SSP ASSOCIATES, INC.,
                                             A Michigan Corporation

 /s/ [ILLEGIBLE]^^                By: /s/ [ILLEGIBLE]^^
--------------------------           ----------------------------------
                                     Its: President


                                  TENANT:  CONCENTRIC NETWORK
                                             CORPORATION

 /s/ [ILLEGIBLE]^^                By: /s/ Henry R. Nothhaft
--------------------------           ----------------------------------
                                  Its: Chairman, President, & CEO

PREPARED BY:
ROBERT A. JAREMA (P31537)
Smith, Bovill, Fisher, Meyer
 & Borchard, P.C.
200 St. Andrews Road
Saginaw, MI 48603
(517) 792-9641

                                   EXHIBIT A

          11/30/99

          LEGAL DESCRIPTION FOR CONCENTRIC PARCEL

          Beginning 330 feet North 89 deg 18 mm 00 sec West and
          561.80 feet South 0 deg 09 min 30 sec East of the North 1/4 Corner of
          Section 1,
          T12N, R4E, Carrollton Township, Saginaw County, Michigan;
          Thence South 0 deg 09 min 30 sec East 707.15 feet;
          Thence North 89 deg 47 min 00 sec West 191 feet;
          Thence North 0 deg 09 min 30 sec West 99 feet;
          Thence North 89 deg 47 min 00 sec West 304 feet;
          Thence North 0 deg 09 min 30 sec West 608.15 feet;
          Thence South 89 deg 47 min 00 sec East 495 feet to the place of beginning
          Consisting of 7.34 acres.


          PARCEL INCLUDES 80,000 SQ FEET OF BUILDING AND THE REQUIRED PARKING. DETENTION POND AND THE DRAIN ARE NOT INCLUDED.

          Jerry Schafer
          631 1245

                                  [FLOORPLAN]

                                   EXHIBIT C

                              TENANT REQUIREMENTS
                              -------------------

The following is an itemized list of the tenant improvements required for Concentric Network Incorporated. The proposal shall address but shall not be limited to the improvements described herein for your reference.

Hard Walls
- 4 Conference Rooms (accommodate 4-6 people and strategically located throughout the facility).
- 2 Large Conference Rooms (approx. 12x30)
- 3-5 Private Offices (approx. 12x12)
- 1 Executive Office (approx. 12x16)
- 1 Reception Area to accommodate two people with side room for storage, mail, copy, fax
**All offices require a front glass wall, and some form of sound proofing

- 4 Supply rooms (approx. 8x10)
- 1 Employee lounge area (approx. 20x20) and located by the kitchen area.
- 1 Kitchen Area (approx. 30x30)
- 2 Coffee Stations strategically located
- 3 Training Rooms (approx. 16x30)
- 4 Telecommunication Rooms;
     One (1) room which contains fiber, data and voice equipment centrally located in the facility (approx. 25x40)
     Three (3) smaller rooms for commercial power service entry and main distribution
     (Size of these Telecom room; to be determined)
- 4 Electrical Rooms
     One (1) main room for commercial power service entry and main distribution Three (3) Smaller rooms for secondary, distribution of UPS and commercial power
     (Size of these Electrical rooms to be determined)
- UPS supply room
- 1 System Lab/Repair and Testing center for client server systems (approx.
14x16)

Electrical Requirements:
- Power Distribution throughout facility and to all offices
- Commercial Power (1600 amps/208v/3Phase)
- UPS power distribution (200 kva/208v/3Phase)
One Generator external to facility (approx. 400 kva/208v/3phase)
     Emergency power to UPS, HVAC, and commercial power distribution
- Soft fluorescent lighting (suspended-indirect) throughout the facility

HVAC Requirements:
- Dedicated Units in all conference rooms, training rooms, UPS and telecommunications rooms
- All units must be centrally controlled via computer and have remote alarming capabilities

                            FIRST ADDENDUM TO LEASE
                            -----------------------

     THIS FIRST ADDENDUM TO LEASE (this "Addendum") is made by and between SSP ASSOCIATES, INC. ("Landlord"), and CONCENTRIC NETWORK CORPORATION ("Tenant"), to be a part of that certain Lease of even date herewith between Landlord and Tenant (the "Lease") concerning an approximately 40,000 square foot building and related land and improvements located at 1405 Tittabawassee, Carrollton Township, Saginaw County, Michigan (the "Demised Premises"). Landlord and Tenant agree that, notwithstanding anything to the contrary in the Lease, the Lease is hereby modified and supplemented as set forth below.

     2.2  Term. The Lease shall commence on the date by which Landlord has
          ----
substantially completed the Project in accordance with the Lease and delivered possession of the Project to Tenant. If the Commencement Date has not occurred for any reason whatsoever on or before (i) July 1, 2000, then the date Tenant is otherwise obliged to commence payment of rent shall be delayed by one day for each day that the Commencement Date is delayed beyond such date; or (ii) August 1, 2000, then, in addition to Tenant's other rights or remedies, Tenant may terminate the Lease by written notice to Landlord, whereupon any monies previously paid by Tenant shall be reimbursed to Tenant.

     3.1  Construction. Notwithstanding anything to the contrary herein,
          ------------
effective upon the Commencement Date, Landlord does hereby warrant that (a) the construction of the Project was performed in accordance with all Laws and Restrictions, in accordance with the Plans, and in a good and workman-like manner, (b) all material and equipment installed therein conformed to the Plans and was new and otherwise of good quality, (c) the electrical, plumbing, and mechanical systems servicing the Demised Premises are in working order and in good condition, and (d) the roof is in good condition and water tight. Prior to the Commencement Date, Landlord shall cause the roadway into the Demised Premises to be named Concentric Boulevard, if the Township will allow such name to be used.

     4.1  Possession. Landlord shall diligently complete the Project; provided,
          ----------
however, Landlord shall not be held liable for any loss, damage or delay due to fire, strike, civil disturbance, military riot, insurrection, casualty loss including, but not limited to, tornado, high winds or extraordinary winter conditions defined as seven (7) consecutive business days with the average temperature below 15(degrees) Fahrenheit nor seven (7) consecutive business days with average precipitation in excess of 1/2 inch as measured at the Site. Notwithstanding the forgoing, in the event Landlord is delayed in meeting any of the Milestone Dates (defined below) in constructing the Project by more than sixty (60) days for any reason (other than Tenant's delay), Tenant shall have the right to terminate this Lease by delivery of written notice thereof to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. As used herein, "Milestone Dates" shall mean the following dates: (a) January 17, 2000 for completion of the foundation on the Project; and
(b) March 17, 2000 for the building to be "under-roof" and "roughed- in". Promptly upon substantial completion of the Project, Landlord shall deliver possession of the Demised Premises to Tenant in good, broom clean condition, with all building systems in good working order and in compliance with all ordinances and laws.

     6    Utilities. Landlord represents that, on the Commencement Date, the
          ---------
Demised Premises shall be served by water, electricity, gas, telephone, sewer and other utilities pursuant to Tenant's specifications for the Demised Premises. If the Demised Premises should not be reasonably suitable for Tenant's use as a consequence of cessation of utilities or other services, interference with access to the Demised Premises, legal restrictions or the presence of any Hazardous Substance, which in any such case does not result from Tenant's negligence or willful misconduct, and if any of the foregoing causes a substantial interference with Tenant's use of the Demised Premises and prevents Tenant from using the Demised Premises for its intended purpose for fourteen
(14) days, then Tenant shall be entitled to an equitable abatement of rent. If such interference persists for more than one hundred eighty (180) days, Tenant shall have the right to terminate the Lease.

     7.2  Taxes. "Taxes" shall not include and Tenant shall not be required to
          -----
pay any portion of any tax or assessment expense or any increase therein (a) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term or (b) resulting from a change of ownership or transfer of any or all of the Demised Premises.

     8.2  Care of Demised Premises. Tenant's obligations with respect to the
          ------------------------
surrender of the Demised Premises shall be fulfilled if Tenant surrenders possession of the Demised Premises in the condition existing at the Commencement Date, ordinary wear and tear, condemnation, Hazardous Substances (other than those released or emitted by Tenant), and alterations or other interior improvements which Tenant is permitted to surrender at the termination of the Lease, excepted, and subject to Section 12 of the Lease.

     8.3  Hazardous Substances. To the best knowledge of Landlord, (a) no
          --------------------
Hazardous Substance is present on the Land or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present on the Land, and (c) no action, proceeding or claim is pending or threatened regarding the Land concerning any Hazardous Substance or pursuant to any environmental law. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Substance present at any time on or about the land, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Substance, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Substance by Tenant or its agents or employees in violation of applicable environmental laws. This section and Section 8.3 of the Lease constitute the entire agreement of Landlord and Tenant regarding Hazardous Substances. No other provision of the Lease shall be deemed to apply thereto.

     9.1  Indemnity. Landlord shall not be released or indemnified from, and
          ---------
shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, claims, attorneys' fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, Landlord's violation of any law, order or regulation, or a breach of Landlord's obligations or representations under the Lease.

     10.1 Maintenance and Repairs. Landlord shall perform and construct, and
          -----------------------
Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord or its agents, employees or contractors, (b) which are the subject of a warranty in Landlord's favor, (c) to the structural portions of the Demised Premises, which are defined as the roof, sidewalls and foundation, but excluding any windows, doors, roof-top heating ventilating and air conditioning units, and any required snow removal from the roof or (d) which would be treated as a capital expenditure under generally accepted accounting principles. Notwithstanding the foregoing, Landlord shall amortize the cost of any "capital expenditure" over its useful life as reasonably determined by Landlord in accordance with generally accepted accounting principles and Tenant shall pay the monthly amortized amount thereof together with interest at the rate of the prime rate plus two percent (2%) per annum with each monthly installment of base rent. Landlord shall, at its sole cost, maintain in good condition and free of snow the roadway (Concentric Boulevard) leading to the Demised Premises.

     10.2 Compliance with Laws. Tenant shall not be required to comply with or
          --------------------
cause the Demised Premises to comply with any Laws or Restrictions requiring the construction of alterations unless such compliance is necessitated solely due to Tenant's particular use of the Demised Premises.

     11.1  Alterations. Tenant may construct non-structural alterations,
           -----------
additions and improvements in the Demised Premises without Landlord's prior approval, if the cost of any such work does not exceed Twenty-Five Thousand Dollars ($25,000). Alterations and Tenant's trade fixtures, furniture, equipment and other personal property installed in the Demised Premises ("Tenant's Property") shall at all times be and remain Tenant's property. Except for Alterations which cannot be removed without structural injury to the Demised Premises, at any time Tenant may remove Tenant's Property from the Demised Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant's Property. Landlord shall have the right to require Tenant to remove any alterations within the Demised Premises unless Landlord notifies Tenant at the time Landlord consents to such alteration that Landlord shall not require such alteration to be removed. Upon request by Tenant, Landlord shall inform Tenant at the time Landlord consents to any alterations whether Tenant shall be required to remove such alterations.

     12.2  Damage. If the Demised Premises are damaged by any peril and Landlord
           ------
does not terminate the Lease, then Tenant shall have the option to terminate the Lease if the Demised Premises cannot be, or are not in fact, fully restored by Landlord to their prior condition within one hundred eighty (180) days after the damage. Landlord shall not have the right to terminate the Lease if (a) the damage to the Demised Premises is (i) due to a risk required to be insured against under Section 12.1 of the Lease (provided Tenant has maintained such insurance in place) or (ii) relatively minor (e.g., repair or restoration would cost less than ten percent (10%) of the replacement cost of the Demised Premises) or (b) Tenant pays any uninsured amounts.

     12.4  Waiver of Subrogation. Notwithstanding anything to the contrary
           ---------------------
herein, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against without regard to the negligence or willful misconduct of the entity so released. All of Landlord's and Tenant's repair and indemnity obligations under the Lease shall be subject to the waiver contained in this paragraph.

     14    Access to Premises. Landlord and Landlord's agents, except in the
           ------------------
case of emergency, shall provide Tenant with one (1) business day notice prior to entry of the Demised Premises. Any entry by Landlord and Landlord's agents shall not impair Tenant's operations more than reasonably necessary, and shall comply with Tenant's reasonable security measures.

     17    Right to Mortgage. Landlord represents that there is not currently a
           -----------------
mortgage or deed of trust encumbering the Demised Premises. Prior to Landlord's execution of a mortgage or deed of trust as to the Demised Premises, Landlord shall obtain from any lender of the Demised Premises a written agreement on commercially reasonable terms providing for recognition of Tenant's interests under the Lease in the event of a foreclosure of the lender's security interest. Further, as a condition to the subordination of Tenant's leasehold interest, Landlord shall obtain from any lenders a non-disturbance agreement recognizing Tenant's leasehold interest and the ability of Tenant to continue its leasehold interest in the Demised Premises as long as Tenant is not in default hereunder, after expiration of applicable notice and cure periods.

     18    Assignment and Subletting. Tenant may, without Landlord's prior
           -------------------------
written consent, sublet the Demised Premises or assign the Lease to (a) a publicly-traded entity controlling, controlled by or under common control with Tenant, or (b) a successor publicly-traded entity related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action. In addition to the foregoing Tenant may, without Landlord's prior written consent, sublet the Demised Premises or assign the Lease to (i) a non-public entity controlling, controlled by or under common control with Tenant, (ii) a non-public successor entity related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (iii) a purchaser of substantially all of Tenant's assets; provided, however, that in any such case, such entity shall have a net worth equal to or greater than Tenant's net worth immediately prior to the proposed assignment or sublease. A sale or transfer of Tenant's capital stock shall not be deemed an assignment, subletting or any other transfer of the Lease or the Demised Premises.

     21  Right to Cure Defaults. In the event Landlord fails to perform any of
         ----------------------
its obligations under the Lease and (except in case of a roof leak or similar emergency posing an immediate threat to persons or property, in which case only three (3) days prior notice shall be required) fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default (where such default could reasonably be cured within said thirty (30) day period), or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion (where such default could not reasonably be cured within said thirty (30) day period), then Tenant may, in addition to its other remedies, cure any default of Landlord at Landlord's cost and deduct the reasonable cost of such cure from rent.

     28  Signs. Landlord hereby approves Tenant's signage as described in
         -----
Exhibit _____ hereto. Landlord shall contract, at its sole cost, a monument sign base at the street entrance to the driveway of the Demised Premises as allowed by Township ordinance, in accordance with plans and at a location reasonably acceptable to Tenant. Tenant shall be entitled, at its sole cost, to install thereon Tenant's signage. Tenant shall also be entitled to install, at its sole cost, signage on the building in compliance with all applicable laws. Tenant shall further have the right, at its sole cost, to install on the Demised Premises in front of the building flag poles and to fly Tenant's flag thereon.

     30.16  Approvals. Whenever the Lease requires an approval, consent,
            ---------
determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

     30.17  Reasonable Expenditures. Any expenditure by a party permitted or
            -----------------------
required under the Lease, for which such party demands reimbursement from the other party, and while the Lease is not in default (after expiration of applicable notice and cure periods), shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party upon request.

     Effect of Addendum. All terms with initial capital letters used herein as
     ------------------
defined terms shall have the meanings ascribed to them in the Lease unless specifically defined herein. In the event of any inconsistency between this Addendum and the Lease, the terms of this Addendum shall prevail.

     In witness whereof, said parties hereunto subscribe their names.

LANDLORD:                                    TENANT:

SSP ASSOCIATES, INC.                         CONCENTRIC NETWORK CORPORATION

By /s/ [ILLEGIBLE]^^                         By /s/ Henry R. Nothhaft
  ----------------------                       -------------------------
Name [ILLEGIBLE]^^                                  Henry R. Nothhaft
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Its  President                                      Chairman, President & CEO
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